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January 2, 2007

RiverSource Life Insurance Company (previously
American Enterprise Life Insurance Company)
829 Ameriprise Financial Center
Minneapolis, MN 55474

RE:     RiverSource Variable Annuity Account (previously
        American Enterprise Variable Annuity Account)
            RiverSource Signature(SM) One Variable Annuity
            RiverSource Signature(SM) One Select Variable Annuity
            Wells Fargo Advantage(R) Builder Select Variable Annuity Wells Fargo Advantage(R) Builder Variable Annuity
            Wells Fargo Advantage(R) Variable Annuity
        Initial Registration Statement on Form N-4
        File No.:  811-7195

Ladies and Gentlemen:

I am familiar with the establishment of the RiverSource Variable Annuity Account (previously American Enterprise Variable Annuity Account) ("Account"), which is a separate account of RiverSource Life Insurance Company (previously American Enterprise Life Insurance Company) ("Company") established by the Company's Board of Directors according to applicable insurance law. I also am familiar with the above-referenced Registration Statement filed by the Company on behalf of the Account with the Securities and Exchange Commission.

I have made such examination of law and examined such documents and records as in my judgment are necessary and appropriate to enable me to give the following opinion:

1. The Company is duly incorporated, validly existing and in good standing under applicable state law and is duly licensed or qualified to do business in each jurisdiction where it transacts business. The Company has all corporate powers required to carry on its business and to issue the contracts.

2. The Account is a validly created and existing separate account of the Company and is duly authorized to issue the securities registered.

3. The contracts issued by the Company, when offered and sold in accordance with the prospectuses contained in the Registration Statement and in compliance with applicable law, will be legally issued and represent binding obligations of the Company in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,


/s/ Mary Ellyn Minenko
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    Mary Ellyn Minenko
    Assistant General Counsel